Back to Form 8-K
Exhibit 10.2

WELLCARE HEALTH PLANS, INC.
2004 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

 This RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is made and entered into effective as of [•], by and between WellCare Health Plans, Inc., a Delaware corporation (the “Company”), and [•] (the “Grantee”).

RECITALS

 In consideration of services to be rendered by the Grantee as an employee of or service provider to the Company or any of its Subsidiaries and to provide incentive to the Grantee to remain with the Company or any of its Subsidiaries, it is in the best interests of the Company to make a grant of Restricted Stock Units to Grantee in accordance with the terms of this Agreement; and

The Restricted Stock Units are granted pursuant to the WellCare Health Plans, Inc. 2004 Equity Incentive Plan (the “Plan”) which is incorporated herein for all purposes.  The Grantee hereby acknowledges receipt of a copy of the Plan.  Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.

 NOW, THEREFORE, for and in consideration of the mutual premises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

 1.           Award of Restricted Stock Units.  The Company hereby grants, on the date set forth above, to the Grantee, [•] restricted stock units relating to Shares of the Company (collectively, the “Restricted Stock Units”), which Restricted Stock Units are and shall be subject to the terms, provisions and restrictions set forth in this Agreement and in the Plan.  As a condition to entering into this Agreement, and as a condition to the issuance of the Restricted Stock Units, the Grantee agrees to be bound by all of the terms and conditions herein and in the Plan. The purchase price per share of Restricted Stock Units is $.01 per Share (the par value of a Share of Common Stock of the Company), which is deemed paid by the Grantee’s prior services to the Company.

 2.           Vesting of Restricted Stock Units.

(a)           Except as otherwise provided in Section 3 hereof, the following table indicates each date upon which the Grantee shall become vested with respect to the percentage of the total Restricted Stock Units granted as indicated beside the date indicated in the table below (each such date being a “Vesting Date”), provided that the Grantee’s employment with the Company or any its Subsidiaries continues through and on the applicable Vesting Date:

Percentage of Restricted Stock Units	Vesting Date

(b)           Except as otherwise provided in Section 3 hereof, there shall be no proportionate or partial vesting of Restricted Stock Units in or during the months, days or periods prior to the Vesting Date, and all vesting of Restricted Stock Units shall occur only on the Vesting Date.

 3.           Termination of Services.

(a)           Except as set forth below, upon the termination or cessation of Grantee’s employment with, or provision of service to, the Company or any of its Subsidiaries (the “Date of Termination”), for any reason whatsoever, any portion of the Restricted Stock Units which is not yet then vested, and which does not then become vested pursuant to this Section 3, shall automatically and without notice terminate, be forfeited and become null and void.

(b)           Notwithstanding the foregoing, if the Grantee ceases to be an employee of, or otherwise a service provider to, the Company or any of its Subsidiaries, and the Grantee’s employment was terminated (i) by the Company or a Subsidiary without Cause or (ii) by the Grantee for Good Reason, in either case within twelve months after there is a Change in Control of the Company then the unvested Restricted Stock Units shall become immediately vested as of the Date of Termination, which shall then become the Vesting Date for any of the Restricted Stock Units that vest as of such Date of Termination.

(c)           Notwithstanding any other term or provision of this Agreement but subject to the provisions of the Plan, the Committee shall be authorized, in its sole discretion, to accelerate the vesting of all or any portion of the Restricted Stock Units under this Agreement, at such times and upon such terms and conditions as the Committee shall deem advisable.

 4.           Delivery of Shares Pursuant to Vested Restricted Stock Units.  Upon vesting of the Restricted Stock Units, Shares equal to the number of vested Restricted Stock Units will be delivered to the Grantee as soon as practicable and in no event later than 30 days following the applicable Vesting Date.

 5.           Rights with Respect to Restricted Stock Units.

(a)           The Grantee shall have none of the rights of a holder of Shares.

(b)           If at any time while this Agreement is in effect (or Restricted Stock Units granted hereunder shall be or remain unvested while Grantee’s employment or provision of services continues and has not yet terminated or ceased for any reason), there shall be a reorganization, recapitalization, stock split, stock dividend, combination of Shares, merger, consolidation, distribution of assets or any other change in the corporate structure or shares of the Company, the Committee shall make any adjustments it deems fair and appropriate in the number of Restricted Stock Units then subject to this Agreement.  If any such adjustment shall result in a fractional Share, such fraction shall be disregarded and no Share will be issued in connection with such fraction.

(c)           In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing company or in which a Change in Control is to occur, all of the Company’s obligations regarding the Restricted Stock Units shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing company or canceled in exchange for property (including cash).

(d)           Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding Restricted Stock Units awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations, stock splits, stock dividends, combination of shares or other changes in the Company’s capital structure or its business, (ii) any merger, consolidation or similar transaction by or of the Company, (iii) any offer, issue or sale by the Company of any capital stock of the Company, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Restricted Stock Units and/or that would include, have or possess other rights, benefits and/or preferences superior to those that the Restricted Stock Units include, has or possesses, or any warrants, options or rights with respect to any of the foregoing, (iv) the dissolution or liquidation of the Company, (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company, or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

 6.           Transferability.  Unless otherwise determined by the Committee, the Restricted Stock Units are not transferable.  The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.  Any attempt to effect a Transfer of any Restricted Stock Units shall be void ab initio.  For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, directly or indirectly, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

 7.           Tax Withholding Obligations.

(a)           The Grantee agrees as a condition of this grant to make acceptable arrangements to pay any withholding or other taxes that may be due as a result of vesting in Restricted Stock Units or the Grantee’s acquisition of Shares under this grant.  In the event that the Company determines that any tax or withholding payment is required relating to this grant under applicable laws, the Company will have the right to:  (i) require that the Grantee arrange such payments to the Company, or (ii) cause an immediate forfeiture of Shares subject to the

Restricted Stock Units granted pursuant to this Agreement with a Fair Market Value on the date of forfeiture equal to the withholding or other taxes due.  In addition, in the Company’s sole discretion and consistent with the Company’s rules (including, but not limited to, compliance with the Company’s Policy on Inside Information and Insider Trading) and regulations, the Company may permit the Grantee to pay the withholding or other taxes due as a result of the vesting of the Grantee’s Restricted Stock Units by delivery (on a form acceptable to the Committee or Company) of an irrevocable direction to a licensed securities broker selected by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the withholding or other taxes. If the Grantee delivers to the Company Shares already owned by the Grantee as payment for any withholding or other tax obligations, (i) only a whole number of Shares (and not fractional Shares) may be delivered and (ii) Shares must be delivered to the Company free and clear of any liens of any kind.  Delivery for this purpose may, at the election of the Grantee, be made either by (A) physical delivery of the certificate(s) for all such Shares tendered in payment of the withholding or other tax obligations, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the Grantee’s broker to transfer, by book entry, such Shares from a brokerage account of the Grantee to a brokerage account specified by the Company.  If Shares are withheld from the Grantee to pay any withholding or other tax obligations, only a whole number of Shares (and not fractional shares) will be withheld in payment.

 (b)          Tax consequences on the Grantee (including without limitation federal, state, local and foreign income tax consequences) with respect to the Restricted Stock Units (including without limitation the grant, vesting and/or forfeiture thereof) are the sole responsibility of the Grantee.  The Grantee shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters and the Grantee’s filing, withholding and payment (or tax liability) obligations.

 8.           Amendment, Modification and Assignment; Non-Transferability.  This Agreement may only be modified or amended in a writing signed by the parties hereto.  This Agreement (and Grantee’s rights hereunder) may not be assigned, and the obligations of Grantee hereunder may not be delegated, in whole or in part.  The rights and obligations created hereunder shall be binding on the Grantee and his executors, administrators, heirs, successors and assigns of the Company.

 9.           Complete Agreement.  This Agreement (together with the Plan and those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.  No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement.

 10.           Miscellaneous.

(a)           No Right to Continued Employment.  This Agreement and the grant of Restricted Stock Units hereunder shall not confer, or be construed to confer, upon the Grantee any right to employment, or continued employment, with the Company or any of its Subsidiaries.

                (b)           No Limit on Other Compensation Arrangements.  Nothing contained in this Agreement shall preclude the Company or any of its Subsidiaries from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

(c)           Severability.  If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Restricted Stock Units hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

(d)           No Trust or Fund Created.  Neither this Agreement nor the grant of Restricted Stock Units hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its Subsidiaries and the Grantee or any other person.  To the extent that the Grantee or any other person acquires a right to receive payments from the Company or any of its Subsidiaries pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e)           Electronic Delivery and Signatures. Grantee hereby consents and agrees to electronic delivery of any Plan documents, proxy materials, annual reports and other related documents.  If the Company establishes procedures for an electronic signature system for delivery and acceptance of Plan documents (including documents relating to any programs adopted under the Plan), Grantee hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.  Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan, including any program adopted under the Plan.

(f)            Law Governing.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware (without reference to the conflict of laws rules or principles thereof).

(g)           Section 409A.  This Agreement shall be interpreted, administered and construed in a manner so as to avoid the imposition of interest, taxes and penalties on the Grantee pursuant to Section 409A of the Code.  It is intended that the Restricted  Stock Units shall comply with the requirements of Section 409A of the Code.  To the extent required in order to avoid the imposition of any interest, penalties and additional tax under Section 409A of the

Code, any Shares deliverable  as a result of the Grantee’s termination of employment with the Company or a Subsidiary will be delayed for six months and one day following such termination of employment, or if earlier, the date of the Grantee’s death, if the Grantee is deemed to be a “specified employee” as defined in Section 409A of the Code and as determined by the Company.  Any delivery of Shares provided for in this Agreement in connection with the Grantee’s termination of employment shall be made to the Grantee only upon a “separation from service” (as such term is defined and used in Section 409A of the Code).

(h)           Interpretation. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time.  If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Grantee accepts the Restricted Stock Units subject to all of the terms, provisions and restrictions of this Agreement and the Plan.  The undersigned Grantee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement.

(i)            Headings.  Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference.  Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

(j)            Notices.  Any notice under this Agreement shall be in writing addressed (i) if to the Company, to the attention of the Company’s Secretary at 8735 Henderson Road, Renaissance One, Tampa, Florida 33634, or if the Company should move its principal office, to such principal office and (ii) if to the Grantee, to the Grantee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section 10(j).  Any notice or communication shall be delivered by facsimile (with proof of transmission), by hand or by courier (with proof of delivery) or by such other methods that are acceptable to the Company.  Notices and communications may also be sent by certified or registered United States mail, postage prepaid, addressed as above.  Notice shall be deemed to have been duly given when delivered personally or when deposited in the United States mail or sent pursuant to such other method acceptable to the Company.

(k)           Non-Waiver of Breach.  The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

                                 (l)           Counterparts.  This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

 11.                         Forfeiture and Company Right to Recover Fair Market Value of Shares Received Pursuant to Restricted Stock Units.  If, at any time, the Board or the Committee, as the case may be, in its sole discretion determines that any action or omission by the Grantee constituted (a) wrongdoing that contributed to (i) any material misstatement in or omission from any report or statement filed by the Company with the U.S. Securities and Exchange Commission or (ii) a statement, certification, cost report, claim for payment, or other filing made under Medicare or Medicaid that was false, fraudulent, or for an item or service not provided as claimed, (b) intentional or gross misconduct, (c) a breach of a fiduciary duty to the Company or a Subsidiary or (d) fraud, then in each such case, commencing with the first fiscal year of the Company during which such action or omission occurred, the Grantee shall forfeit (without any payment therefore) up to 100% of any Restricted Stock Units that have not been vested or settled and shall repay to the Company, upon notice to the Grantee by the Company, up to 100% of the Fair Market Value of the Shares at the time such Shares were delivered to the Grantee pursuant to the Restricted Stock Units during and after such  fiscal year.  The Board or the Committee, as the case may be, shall determine in its sole discretion the date of occurrence of such action or omission, the percentage of the Restricted Stock Units that shall be forfeited and the percentage of the Fair Market Value of the Shares delivered pursuant to the Restricted Stock Units that must be repaid to the Company.

*  *  *  *  *

 IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first written above.

WELLCARE HEALTH PLANS, INC.

By: ______________________________
Name: Alec Cunningham
Title: Chief Executive Officer

 Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions thereof.  Grantee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement and the Plan.

GRANTEE:

By: __________________________________
[•]

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